Exhibit 10.37

RELEASE, TERMINATION AND RESTRUCTURING AGREEMENT

RELEASE, TERMINATION AND RESTRUCTURING AGREEMENT (this “Agreement”), dated as of April 8, 2009, by and among Propell Corporation, a Delaware corporation (the “Company”) and Steven Rhodes (“Rhodes”), Vicki Rhodes, Lanai Investments, LLC (“Lanai”) and Maui Holdings, LLC.

RECITALS

WHEREAS, Rhodes and the Company are parties to an Employment Agreement dated as of  the effective date of the merger of the Company and Crystal Magic, Inc. (“CMI”), which was amended on December 30, 2008  (the employment agreement and the amendment thereto being referred to as the “Employment Agreement”);

WHEREAS, Lanai, an entity controlled by Rhodes, has made several loans to CMI in the principal amount of $203,180, evidenced by several notes  (the “Notes”) which have been amended by the Note Amendment executed by Lanai in December 2008   (the “Note Amendment”);

WHEREAS, Rhodes and the Company are parties to an Option Agreement dated as of July 1, 2008 (the “Option Agreement”);

WHEREAS, the Company requires financing and has interest from an investor to provide financing upon the condition that certain of the above referenced agreements be terminated and others be amended;

WHEREAS, CMI has obtained financing approved by the  Small Business Administration and Orlando National Bank SBA loans (the “CMI SBA Debt”) which is currently outstanding in the amount of approximately $843,181, the repayment of which is guaranteed by Rhodes and Vicki Rhodes and subject to the terms of the Indemnification Agreement; and

WHEREAS, Rhodes, Vicki Rhodes and the Company are parties to an Indemnification Agreement dated as of July 1, 2008 (the “Indemnification Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

Outstanding Debt

(a)

Cancellation of the Amended Note. Lanai hereby forgives the debt owed to it  by CMI evidenced by the Notes referenced in the Amended Note and shall return within two (2) business days of the date of this Agreement, the Notes and the Amended Note to CMI for cancellation. In consideration of forgiving such debt, the Company shall issue to Rhodes warrants exercisable for 100,000 shares of the Company’s common stock upon the same terms as the warrants issued to investors in the beginning of 2009 in the Company’s PIPE transaction.

(b)

Cancellation of Wolf Debt.  Rhodes hereby agrees to use his best efforts  to cause (i) Loco Lobo, LLC to forgive the debt owed to Loco Lobo, LLC  by CMI in the principal amount of $75,000 evidenced by a note dated as of March 3, 2008 (the “Wolf Note”), which was amended by the Wolf Amendment Note executed by Loco Lobo, LLC in December 2008 (the “Wolf Amended Note”) and to return the Wolf Note and the Wolf Amended Note to CMI for cancellation and (ii) John Wolf and Loco Lobo, LLC to execute a release with language similar to that set forth in Section 3 of this Agreement. If within ten (10) business days of the date of this Agreement, the Wolf Note and the Wolf Amended Note are not returned to CMI for cancellation and such executed release is not delivered to the Company, Rhodes shall deliver additional certificates representing 150,000 shares of the common stock of the Company, together with stock certificates duly endorsed in blank, to be held in escrow pursuant to the terms of paragraph (c) of this Section (1).

(c)

Escrow Shares. Rhodes or Maui Holdings, LLC shall, within ten (10) business days of the date of this Agreement deposit with Lehman & Eilen LLP share certificates representing 2,000,000 shares of the common stock of the Company, together with stock powers duly endorsed in blank, to be held in escrow with Lehman & Eilen LLP pursuant to a separate escrow agreement and to be released as follows:

(i)

To the Company: At any time after the one year anniversary of this Agreement upon Lehman & Eilen LLP’s receipt from the Company of a written notice to Rhodes, James Graham  and Lehman & Eilen LLP stating that the Company shall pay all amounts owed by CMI under the CMI SBA Debt.  The decision to provide the notice shall be at the sole option of the Company.  Upon receipt of such shares from the escrow, the Company shall liquidate such number of shares as shall be sufficient to pay all of amounts owed by CMI under the CMI SBA Debt, including principal and accrued interest.  Any excess shares after repayment in full of the CMI SBA Debt shall be returned to James Graham.

(ii)     To James Graham: If the CMI SBA Debt shall be paid in full other than as contemplated  in clause (i) of this paragraph (c), then at any time after receipt of a written notice signed by the Company that all of the outstanding CMI SBA Debt has been paid in full.  The Company shall be obligated to provide such notice to Lehman & Eilen LLP upon receipt of written evidence of the payment in full of all CMI SBA Debt.

(d)

Reimbursement of the Interest on the CMI SBA Debt.

So long as (i) the SBA and the Orlando National Bank each agree in writing to continue to demand repayment of interest only on the Orlando National Bank portion of the CMI SBA Debt and (ii)  the entire monthly payment for the SBA Disaster Loan remains $2,193, then the Company shall reimburse CMI for these combined amounts owed by CMI to the SBA and Orlando National Bank and CMI shall use the reimbursed funds to repay the interest and monthly SBA Disaster Loan payment owed under the CMI SBA Debt until such time as the shares are released from escrow in accordance with the terms of paragraph (c) of this Section (1).

(e)

Crystal Magic, Inc. Bankruptcy.  In the event of any bankruptcy of CMI and the demand by the SBA or the Orlando National Bank of payment under the Rhodes guarantee, Propell Corporation agrees to assume the payment obligations on the CMI SBA Debt.

2.

Agreements

(a)

Employment Agreement.

(i) Sections 7.02(a) and (d) and Section 8.05 of the Employment Agreement are deleted in their entirety.

(ii) Section 2.01 of the Employment Agreement is amended to state that Executive shall serve as CFO or VP of Finance or any other position designated by the Board of Directors of the Company.

(iii) Rhodes hereby agrees to defer the payment of any compensation owed to him or to be owed to him under Section 3.01 of the Employment Agreement until the Company consummates a new financing (exclusive of any amounts raised prior to the date hereof) in the amount of $600,000.

(iv) Rhodes agrees and acknowledges that all of the terms of the Employment Agreement remain in full force and effect including Sections 5 and 9 of the Employment Agreement notwithstanding anything herein to the contrary.

(b)

Indemnification Agreement and Option Agreement Termination.  Effective as of the date hereof, the Indemnification Agreement and the Option Agreement shall be terminated and be null and void.

3.

Release of All Claims by the Rhodes Parties.  Each of Rhodes, Vicki Rhodes, Lanai and Maui Holdings, LLC   and each of their respective affiliates, partners, beneficiaries, family members, heirs, executors, trustees, assigns, representatives and attorneys, if any (collectively, the “Rhodes Releasors”), hereby release and forever discharge the Company and all of its past, present and future officers, directors, stockholders, partners, representatives, board members, subsidiaries, parent companies, related entities, insurance carriers, agents, servants, employees, successors, assigns, heirs, and attorneys, in their individual and official capacities (the “ Company Released Parties”), from any and all claims, demands, orders, obligations, contracts, debts, causes of action, lawsuits, proceedings, damages, interests, benefits, and all other demands of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Rhodes Releasors now have, have ever had or may hereafter have against the respective Company Released Parties, including, without limitation any claims under the Employment Agreement, the Indemnification, the Option Agreement, the Notes, the Amended Notes, the CMI SBA Debt, the  Agreement and Plan of Reorganization among the Company, CMI and Crystal Acquisition Corp and any transactions consummated in connection therewith (the “Rhodes Claims”).

4.

Release of All Claims by the Company Parties.  The Company and its respective affiliates, partners, beneficiaries, family members, heirs, executors, trustees, assigns, representatives and attorneys, if any (collectively, the “Company Releasors”), hereby release and forever discharge Rhodes, Vicki Rhodes, Lanai and Maui Holdings, LLC and all of their  representatives,  insurance carriers, agents, servants, employees, successors, assigns, heirs, and attorneys, in their individual and official capacities (the “Rhodes Released Parties”), from any and all claims, demands, orders, obligations, contracts, debts, causes of action, lawsuits, proceedings, damages, interests, benefits, and all other demands of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company Releasors now have, have ever had or may hereafter have against the respective Rhodes Released Parties including, without limitation any claims under the Employment Agreement, the Indemnification, the Option Agreement, the Notes, the Amended Notes, the CMI SBA Debt, the  Agreement and Plan of Reorganization among the Company, CMI and Crystal Acquisition Corp and any transactions consummated in connection therewith (the “Company Claims”).

5.

Covenant Not To Sue.

(a)

Rhodes Covenant. Rhodes, Vicki Rhodes, Lanai and Maui Holdings, LLC hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Rhodes Claims or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Company Released Parties, based upon any matter purported to be released hereby.

(b)

Company Covenant. The Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Company Claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Rhodes Released Parties, based upon any matter purported to be released hereby.

6.

Indemnification.

(a)

Rhodes Parties. Without in any way limiting any of the rights and remedies otherwise available to any of the Company Released Parties, Rhodes, Vicki Rhodes, Lanai and Maui Holdings , LLC  shall indemnify and hold harmless each of the Company Released Parties from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third-party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Rhodes Released Parties of any Rhodes Claim against the Company or any Company Released Parties or other matter purported to be released pursuant to this Agreement and (ii) the assertion by any third party of any Rhodes Claim or demand against any of the Company Released Parties which Rhodes Claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Rhodes Released Parties against such third party of any Rhodes Claim or other matters purported to be released pursuant to this Agreement.

(b)

Company Parties.  Without in any way limiting any of the rights and remedies otherwise available to any of the Rhodes Released Parties, the Company shall indemnify and hold harmless each of the Rhodes Released Parties from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third-party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Company Released Parties of any Company Claim against Rhodes or any Rhodes Released Party or other matter purported to be released pursuant to this Agreement and (ii) the assertion by any third party of any Company Claim or demand against any of the Rhodes Released Parties which Company Claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Company Released Parties against such third party of any Company Claim or other matters purported to be released pursuant to this Agreement.

7.

No Admission of Wrongdoing.  The Parties acknowledge and agree that this Agreement shall not be construed as an admission by the other of any act of wrongdoing, liability, or responsibility for any wrongdoing of any kind.

8.

Representations and Warranties of Rhodes.  Rhodes represents and warrants to the Company that the following are true and correct:

(a)

Ownership of Stock.  Rhodes owns, of record and beneficially, all of the Escrow Shares, free and clear of all liens, pledges, encumbrances, claims, charges, agreements, rights, options, warrants or restrictions of any kind with the exception of the SBA and Orlando National Bank as a result of the personal guarantees by Rhodes & Vicki Rhodes.

(b)

Authorization; Enforceability.  This Agreement constitutes a valid and legally binding agreement and obligation of Rhodes, subject to applicable bankruptcy, insolvency and other laws relating to or affecting the rights of creditors and general principles of equity (the “Enforceability Exception”).  The execution and delivery of this Agreement and the performance by Rhodes of his obligations hereunder have been duly authorized by all requisite action of Rhodes and no further action or approval is required for this Agreement to be a binding and enforceable obligation of Rhodes.

(c)

No Conflict.  The execution and delivery of this Agreement by Rhodes and the consummation of the transactions contemplated hereby will not conflict with nor result in any breach or violation of any condition, term or provision of, or constitute a default under, the governing documents of Rhodes or any agreement to which Rhodes or Crystal Magic, Inc. is party, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Escrow Shares.

9.

Representations and Warranties of the Company.  The Company represents and warrants to Rhodes that the following are true and correct as of the Closing Date:

(a)

Corporate Existence.  The Company is a corporation duly organized, validly existing and in good standing in the State of Delaware.

(b)

Authorization; Enforceability.  The Company has full power and authority to enter into this Agreement and to perform all of its obligations hereunder and this Agreement constitutes a valid and legally binding agreement and obligation of the Company, subject to the Enforceability Exception.  The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action of the Company and no further action or approval is required for this Agreement to be a binding and enforceable obligation of the Company.

(c)

No Conflict.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated will not conflict with nor result in any breach or violation of any condition, term or provision of, or constitute a default under the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party.

10.

Miscellaneous.

(a)

Entire Agreement.  No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by any of the Parties with respect to the subject matter hereof.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.

(b)

Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of California (without regard to the conflict of laws provisions thereof).

(c)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)

Severability.  If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall survive and continue in full force and effect without being impaired or invalidated in any way.

(e)

Confidentiality. The parties hereto agree to keep the contents of this Agreement strictly confidential and not disclose same to any third parties, except as required by law and/or as advised by the Company’s SEC counsel in connection with the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended.

(f)

No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the parties named herein and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

PROPELL CORPORATION

By:

/s/ Edward Bernstein

Name:  Edward Bernstein

Title:    President

/s/ Steven  Rhodes

Steven Rhodes

/s/ Vicki Rhodes

Vicki Rhodes

Lanai Investments, LLC

By: /s/ Steven Rhodes

Maui Holdings, LLC

By: /s/ Steven Rhodes